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                                                                  EXHIBIT 10(i)
                              Helene Curtis, Inc.

                            Executive Incentive Plan



I.       Plan Purpose

         To enhance the company's ability to attract and retain key executives, to strengthen their interest in the success of the company, to reinforce their excellent performance through the payment of significant rewards for successful results and to coordinate incentive opportunities of the various units of the company.

II.      Plan Year

         The period over which performance is measured is the Plan Year, which coincides with the company's fiscal year.

III.     Guidelines for Participation

         A. Generally, participation is limited to key employees whose actions have significant impact on the continued success of the company. Participation is not automatic, and it is subject to the President's approval.

         B. The corporate President (President) establishes Plan eligibility guidelines for each Plan Year. These guidelines consider such criteria as:

                 1. The executive's organizational level and reporting relationship, position or title;

                 2. If the executive has a reasonably direct impact on profits; and

                 3. Other pertinent measures of the position's influence on business success, as determined by the President.

         C. Once the eligibility criteria have been established, Business Unit heads have the responsibility for
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                 recommending and nominating individuals within their
                 organization to the President.

         D. Nothing contained herein shall be construed that participation in the Plan is a contract of employment which confers upon the participant the right to continue in the employ of the company nor does it obligate the company to allow the employee to participate in the Plan in future years.

IV.      Individual Incentive Awards

         A. Prior to the beginning of each Plan Year, individual bonus targets are established for each Participant. These bonus targets generally vary in relation to job grade.

         B. Bonus targets are expressed as a percentage of the individual participant's base salary for the Plan Year. "Base Salary" is defined as the total salary (excluding any incentive compensation payments) paid to a Participant by the company before reduction for any contribution authorized under the Helene Curtis Profit Sharing Retirement Savings Plan, plus any compensation which the Participant elects to defer under any deferred compensation plan of the company.

V.       Incentive Award Components

         A. The individual incentive awards are related, in part, to the performance of the following:

                 1.       The corporation;

                 2.       The business unit; and

                 3.       The individual's goals and objectives.

         B. The assigned award components may differ for participants in different business units. The assigned award components may also vary by each participant's responsibility level.

         C. As a guideline, sixty percent (60%) of the incentive award should be generated by corporate and/or business unit profit components. This rule may vary from individual to individual. However, each participant

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                 should have a minimum of thirty percent (30%) of the incentive award generated by a financial component.

         D. Forty percent (40%) of the incentive award should be generated by an individual goals and objectives component. As in the case of "C" above, this rule may vary from individual to individual.

VI.      Measures of Performance

         A. The President (assisted by business unit heads) reviews and approves the Plan's performance measures prior to the beginning of each Plan Year. In addition, the levels of performance will be evaluated annually to determine whether changing market conditions require alteration of the performance benchmarks.

         B. The profit performance or financial components are based on goals that require persistence, diligence and hard work. The annual corporate and business unit budgets are considered target profit goals. The profit goals are defined as follows:

                 1. Threshold Profit Goal - This is the minimum profit level that produces an incentive payout. It signifies a proficient performance level for the corporation and/or business unit.

                 2. Target Profit Goal - This is the profit level that produces a 100% incentive payout. It signifies a superior performance level for the corporation and/or business unit.

                 3. Maximum Profit Goal - This is the profit level that produces a 130% incentive payout. It represents an extraordinary performance level for the corporation and/or business unit.

         C. The individual goals and objectives component of the incentive award is only payable if at least 70% of budgeted corporate and/or business unit target profit goals are met. The purposes for including an individual performance category are as follows:

                 1. To reward those contributions that may not be adequately measured by financial figures.
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                 2.       To stimulate a high level of performance and
                          outstanding contributions that exceed the individual's job description. The agreed upon goals and objectives should go well beyond the day-to-day job performance factors. As is the case in establishing profit goals, high performance goals must also be established with regard to individual goals and objectives.

                 3. To reward contributions that are based on strategy that is not immediately and directly tied to quarterly or annual profits. For example, long term instead of short term goals; risk-taking rather than risk aversion; and corporate/business unit strategy rather than singular strategy.

         D. Separate weightings may be used for each incentive award component. Guidelines on variances in these weightings are outlined in Section V. The measures used to evaluate each component's performance are as follows:

                 1. Corporate Performance - In evaluating corporate performance, the financial measure is reported pre-tax earnings, exclusive of extraordinary items. If at least 70% of budgeted corporate target profit goals are met, a participant is eligible for an incentive award payout based on individual goals and objectives.

                 2. Business Unit Performance - In evaluating business unit performance, budgeted business unit income before corporate charges and/or budgeted business unit income after corporate charges (in either case, before the provision for federal income taxes, performance compensation under this Plan, and any extraordinary items) is the financial measure used. If at least 70% of budgeted business unit target profit goals are met, a participant is eligible for an incentive
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                          award payout based on individual goals and
                          objectives.

                 3. Individual Performance - The company uses the Management by Objectives (MBOs) approach to monitor individual performance. In evaluating individual performance, it is appropriate for the company to place heavy emphasis upon the participant's performance with regard to these pre-established goals.

                          a. The individual performance component of the incentive award is determined in relation to an appraisal of the participant's achievement of his/her pre-established goals and objectives.

                          b. The President will review and approve (or modify) all individual award recommendations submitted by business unit heads for the Plan participants in their area of responsibility.

VII.     Performance/Award Relationship

         A. For award determination purposes, the President (assisted by business unit heads) establishes performance levels in relation to each of the established corporate and business unit performance goals.

         B. A weighted schedule is established for each goal to express the relationship between the percentage of target achieved and the associated payout percentage. (See Exhibits IA and IB)

VIII.    Determination of Incentive Awards

         The participant's incentive award is composed of a Helene Curtis earnings portion, a business unit earnings portion, and an individual MBO portion. A participant's final incentive award payout represents the sum of the following:

         A. Helene Curtis Earnings Portion - If any, the extent to which HCI meets its pre-tax earnings goals. (See
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                 Exhibit IA for Profit Attainment Percentages)  This will be the basis for the HCI earnings portion of the incentive award for both corporate and business unit participants.

         B. Business Unit Earnings Portion - If any, for business unit participants only, the extent to which each business unit meets it's budgeted income goals (as defined in Section VI, Section D, Paragraph 2). Refer to Exhibit IB for Profit Attainment Percentages which is the basis for the business unit's earnings portion of the incentive award.

         C. Individual MBO Portion - If any, the extent to which the participant achieved their pre-established MBOs.

IX.      Calculation of the Award

         A. Payout percentages are determined from the Profit Attain-ment Percentages as described in Section VIII. (Refer to Exhibits IA, IB and IC, Section B)

         B. To determine the target values for the budgeted income goals, multiply the weighting assigned to the budgeted income goal by
                 a participant's target bonus.   (Refer to Exhibits IIA, IIB
                 and IIC, Section A)

         C. To determine the earnings portion of the incentive award, multiply the payout percentage by the target value of the budgeted income goal. (Refer to Exhibits IIA, IIB and IIC, Section C) The personal portion is determined by multiplying the target value of the personal portion by the MBO rating percentage.

         D. The incentive award will be the sum of the earnings portions and the personal portion. There will be no incentive payout with regard to the earnings portion unless the threshold level for the earnings segment has been reached. Likewise, there will be no incentive payout with regard to the personal portion unless 70% of budgeted target profit goals have been reached.

X.       Less Than Full Year Plan Participation
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         A.      Awards will be available to those who become eligible for
                 participation in the Plan during the first six (6) months of the Plan Year. Participants approved by the President for participation prior to September 1st will have their incentive awards based on their earnings during the Plan Year.

         B. Employees newly promoted into incentive level positions and employees promoted into higher incentive level positions during the Plan Year will have their incentive awards pro-rated for the number of full months in their new position.

XI.      Form and Timing of Payment

         A. The payment of an incentive award is intended for those employees who have participated in the Plan as regular full-time employees of Helene Curtis for the entire Plan Year. If employment with Helene Curtis terminates voluntarily or otherwise before the Plan Year ends, there will be no payment.

         B. All incentive awards are paid in cash, less all applicable withholding requirements.

         C.      Incentive awards will be paid by May 1.

XII.     Voluntary (Unfunded) Deferral Option

         A. Voluntary Deferral Provision - The Plan provides participants the opportunity to defer payment of incentive awards (with a minimum deferral requirement of $5,000) to some later time. The company will credit deferred amounts with interest increments during the deferral period.

         B. Eligibility and Participation - All participants in the Executive Incentive Plan are eligible for this provision.
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         C.      Deferral Elections - Within the first sixty (60) days of each
                 Plan Year, a participant may voluntarily (but irrevocably) elect in writing to defer part or all (but no less than $5,000) of the payment of his/her incentive award for that Plan Year. A new participant with less than a full year in the Plan must make the election to defer the incentive award within sixty (60) days of notification of his/her eligibility to participate in the Plan. The deferral period must be designated at the time the deferral election is executed. All deferral elections must be approved and executed by the Company. The Election to Defer Form must be obtained from the Compensation Department. After a participant's actual incentive award amount has been ascertained, the deferred portion will be credited to a bookkeeping reserve account. This account will be established for the participant and set up on the books of the company. This account, however, is not secured and will constitute only a claim on the general funds of the company.

         D. Deferral Period - The deferral period may be for any period of time ending on the January 15th of a specified year. The participant makes a separate, irrevocable election for each incentive award deferral and associated deferral period.

         E. Payment of Deferred Amounts - The deferred amount is paid to a participant in a lump sum on the specified date. Notwithstanding the specified date of a deferral, payment of deferred amounts will occur in a lump sum within sixty (60) days of a participant's death, retirement, or total and permanent disability (as defined in the Internal Revenue
                 Code).

         F. Financial Hardship - Early payout may be approved in the event of a severe financial hardship (e.g., excessive medical expenses or impending bankruptcy) and providing no other funds are available. An early payment of an amount equal to the hardship expenses may be approved by the company upon proper application to the participant.

         G. Growth Factors During Deferral - During the deferral period, the company will credit the participant's beginning account balance of deferred amounts with an
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                 interest factor on a quarterly basis.   This interest factor
                 will be the three-month Treasury Bill rate.

         H. Effect of Deferral on Other Benefits - The Internal Revenue Service has held that deferred compensation will not be considered as "annual earnings" for the purposes of calculating benefits under a qualified retirement (pension and profit sharing) plan. Thus, the company will not be permitted to match the amount of deferred compensation which is equal to 1% of a participant's Basic Profit Sharing Contribution. However, this amount will be multiplied by the Profit Sharing matching factor and credited to the participant's account in the company's supplemental Profit Sharing and Retirement Savings Plan. It will earn the same return in the sup-plemental Plan as it would if it had been contributed to the qualified Profit Sharing Plan. Unlike the qualified Profit Sharing Plan, the Supplemental Profit Sharing Plan is unfunded and account balances therein constitute only a claim on the company's general funds.

         I. Beneficiary - The participant has the right to file with the company a "written instrument" designating a named beneficiary. If the participant dies prior to payment of deferred amounts, the balance will be paid in a lump sum to the participant's beneficiary. If no beneficiary is named, payment will be made to the participant's estate. The original Designation of Beneficiary Form will remain in effect for each deferral until it is subsequently changed by the participant.

         J. Unsecured Interest - No participant will have any interest whatsoever in any specific assets of the company. Each participant's rights to deferred incentive awards are general obligations of the company and these rights are no greater than the rights of any unsecured general creditors of the company.

                 To the extent permitted by law, the rights of any parti-cipant or any beneficiary in any deferred incentive award shall not be subject to attachment or other legal process for the debts of such participant or beneficiary.

         K. Income Tax Consequences - Generally, under current law, the participant, under a deferred compensation provision, will be taxed only when amounts are actually paid. Deferred compensation and interest increments qualify as ordinary income subject to a maximum marginal tax rate.
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         L.      Tax Counsel - Deferral of incentive awards for tax purposes is a complicated issue. Therefore, participants should obtain expert tax advice prior to making elections to defer their awards.

         M. Plan Administration - The books and records to be maintained for the purpose of the Deferral Option shall be maintained by the company and subject to the control of the company. No member of the Board of Directors and no Officer or employee of the company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his/her own fraud or willful misconduct. The voluntary Deferral Option provisions of the Plan can only be amended in writing and the participants will be advised about any amendments.

XIII.    Discretionary Awards

         A. The President will consider special, one-time discretionary awards, upon recommendations by business unit heads. Discretionary awards are intended for unique contributions and achievements. Discretionary awards may be made to regular, full-time employees of the company in one of the following situations:

                 1. Payable to an individual not participating in the Plan who makes a significant contribution to the operation or growth of the company in excess of that normally expected.

                 2. Payable to an individual who participates in the Plan if incentive awards are not payable under the Plan by virtue of the corporation (or certain business units in the corporation) not achieving specified goals.
                          In such cases, the individual should have made an extraordinary contribution through his/her performance in the organization.
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         B.      The granting of discretionary awards and the amounts of such awards will be based on an appraisal of individual performance under the following guidelines:

                 1.       No award in excess of 10% of recipient's base pay;

                 2.       No award less than $500.00; and

                 3.       No more than one award per person within a single
                          Fiscal Year.

         C.      Discretionary awards are to recognize:

                 1. Achievements outside the scope of regular responsibilities performed in addition to an individual's current assignment.

                 2. Service in assignments entailing hardship circumstances such as prolonged assignment away from home base.

                 3. Achievements resulting in substantial and unanticipated improvements in cost reduction programs or profits.